Exhibit 99.1

THE WENDY’S COMPANY REPORTS SECOND QUARTER 2022 RESULTS

Dublin, Ohio (August 10, 2022) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the second quarter ended July 3, 2022.

“We are proud of the entire Wendy’s® system for delivering a third consecutive quarter of accelerating double digit Global same-restaurant sales on a two-year basis, which exceeded our expectations,” President and Chief Executive Officer Todd Penegor said. “This momentum contributed to a significant sequential Company-operated restaurant margin expansion, highlighting the strength of the underlying business and our brand as well as our commitment to the restaurant economic model in a challenging environment. Our business continued to outperform the competition and our franchisees are operating from a position of strength after achieving record profits across the US and Canada in 2021. This success drives alignment behind our commitment to deliver growth across our three strategic pillars and gives us confidence that we will achieve our vision of becoming the world’s most thriving and beloved restaurant brand.”

Second Quarter 2022 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Second Quarter		Year-to-Date
	2022	2021	2022	2021
Systemwide Sales Growth(1)
U.S.	3.5%	20.6%	3.0%	16.9%
International(2)	22.7%	48.2%	21.1%	25.6%
Global	5.6%	22.9%	4.9%	17.7%
Same-Restaurant Sales Growth(1)
U.S.	2.3%	16.1%	1.7%	14.9%
International(2)	15.2%	31.4%	14.7%	19.0%
Global	3.7%	17.4%	3.1%	15.2%
Systemwide Sales (In US$ Millions)(3)
U.S.	$3,001	$2,897	$5,713	$5,545
International(2)	$419	$354	$779	$657
Global	$3,420	$3,251	$6,491	$6,202
Restaurant Openings
U.S. - Total / Net	29 / 14	22 / 10	74 / 45	42 / 14
International - Total / Net	18 / 10	21 / 18	66 / 46	39 / 24
Global - Total / Net	47 /24	43 / 28	140 / 91	81 / 38
Global Reimaging Completion Percentage			75%	68%

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Venezuela and Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Second Quarter			Year-to-Date
	2022	2021	B / (W)	2022	2021	B / (W)
(In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$537.8	$493.3	9.0%	$1,026.4	$953.5	7.6%
Adjusted Revenues(1)	$432.9	$391.1	10.7%	$829.0	$761.8	8.8%
Company-Operated Restaurant Margin	14.5%	20.3%	(5.8)%	13.1%	18.7%	(5.6)%
General and Administrative Expense	$61.6	$63.1	2.3%	$124.0	$115.7	(7.1)%
Operating Profit	$96.3	$126.7	(24.0)%	$171.2	$209.9	(18.4)%
Net Income	$48.2	$65.7	(26.7)%	$85.6	$107.1	(20.1)%
Adjusted EBITDA	$132.9	$131.1	1.4%	$239.8	$252.1	(4.8)%
Reported Diluted Earnings Per Share	$0.22	$0.29	(24.1)%	$0.39	$0.47	(17.0)%
Adjusted Earnings Per Share	$0.24	$0.27	(11.1)%	$0.40	$0.47	(14.9)%
Cash Flows from Operations				$98.2	$158.8	(38.2)%
Capital Expenditures				$(30.9)	$(24.1)	(28.6)%
Free Cash Flow(2)				$95.2	$185.8	(48.8)%

(1)	Total revenues less advertising funds revenue.
(2)	Cash flows from operations minus capital expenditures, the impact of our advertising funds and cash paid for taxes related to the disposition of the New York market in Q2 2021.

Second Quarter Financial Highlights

Total Revenues

The increase in revenues was primarily driven by higher sales at Company-operated restaurants driven by the favorable impact of the acquisition of 93 franchise-operated restaurants in Florida during the fourth quarter of 2021 and higher same-restaurant sales, partially offset by the sale of 47 Company-operated restaurants in the New York market during the second quarter of 2021. Revenues also benefited from an increase in franchise royalty revenue and advertising funds revenue, both of which increased largely due to higher same-restaurant sales.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of higher commodity and labor costs, customer count declines, and the impact of the Company’s investments to support the entry into the United Kingdom market. These decreases were partially offset by a higher average check.

General and Administrative Expense

The decrease in general and administrative expense was primarily driven by a lower incentive compensation accrual. This was partially offset by higher salaries and benefits, reflecting investments in resources to support the Company’s development and digital organizations, technology costs primarily related to the Company’s ERP implementation, and increased travel expenses.

Operating Profit

The decrease in operating profit resulted primarily from lower system optimization gains driven by lapping the sale of the New York market during the second quarter of 2021 and a decrease in Company-operated restaurant margin. These decreases were partially offset by higher franchise royalty revenue.

Net Income

The decrease in net income resulted primarily from a decrease in operating profit and higher interest expense as a result of the Company’s debt raise completed in the first quarter of 2022. This was partially offset by lapping a loss on early extinguishment of debt that the Company incurred as part of its debt refinancing completed in the second quarter of 2021.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from higher franchise royalty revenue and lower general and administrative expense. These increases were partially offset by a decrease in Company-operated restaurant margin.

Adjusted Earnings Per Share

The decrease in adjusted earnings per share was driven by a higher tax rate and higher interest expense. This was partially offset by an increase in adjusted EBITDA and fewer shares outstanding as a result of the Company’s share repurchase program.

Year to Date Free Cash Flow

The decrease in free cash flow resulted primarily from an increase in payments for incentive compensation for the 2021 fiscal year paid in 2022, the timing of receipt of franchisee rental payments, cash paid for cloud computing arrangements primarily related to the Company’s ERP implementation, and an increase in capital expenditures.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of 12.5 cents per share, payable on September 15, 2022, to shareholders of record as of September 1, 2022. The number of common shares outstanding as of August 3, 2022 was approximately 213 million.

Share Repurchases

The Company repurchased 2.8 million shares for $51.9 million in the second quarter of 2022. There have been no share repurchases thus far in the third quarter of 2022. As of the date of this release, approximately $198.1 million remains available under the Company’s existing $250 million share repurchase authorization that expires in February 2023.

2022 Outlook

This release includes forward-looking projections for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising fund revenues over advertising fund expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization gains, net, and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

During 2022, the Company Continues to Expect:

•	Global systemwide sales growth: 6 to 8 percent

•	Adjusted EBITDA: $490 to $505 million

•	Cash flows from operations: $305 to $325 million

•	Capital expenditures: $90 to $100 million

•	Free cash flow: $215 to $225 million

In Addition, the Company Now Expects:

•	Adjusted earnings per share: $0.84 to $0.88

Conference Call and Webcast Scheduled for 8:30 a.m. Today, August 10

The Company will host a conference call on Wednesday, August 10 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 180755. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the disruption to the Company’s business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on the Company’s results of operations, financial condition and prospects; (2) the impact of competition or poor customer experiences at Wendy’s restaurants; (3) adverse economic conditions or disruptions, including in regions with a high concentration of Wendy’s restaurants; (4) changes in discretionary consumer spending and consumer tastes and preferences; (5) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (6) the effectiveness of the Company’s marketing and advertising programs and new product development; (7) the Company’s ability to manage the accelerated impact of social media; (8) the Company’s ability to protect its intellectual property; (9) food safety events or health concerns involving the Company’s products; (10) the Company’s ability to achieve its growth strategy through new restaurant development and its Image Activation program; (11) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (12) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (13) the Company’s ability to achieve and maintain market share in the breakfast daypart; (14) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (15) changes in commodity and other operating costs; (16) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (17) the impact of increased labor costs or labor shortages; (18) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership structure; (19) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (20) the Company’s dependence on computer systems and information technology, including risks associated with the failure, misuse, interruption or breach of its systems or technology or other cyber incidents or deficiencies; (21) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (22) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (23) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (24) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, the impact of reorganization and realignment initiatives, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (25) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; (26) Trian Fund Management, L.P. and certain of its affiliates filed a Schedule 13D/A with the Securities and Exchange Commission on May 24, 2022 indicating, among other things, that they intend to explore and evaluate the possibility of participating, alone or with third parties, in a potential transaction with respect to the Company to enhance stockholder value; there can be no assurance that (i) any such potential transaction will occur or result in additional value for the Company’s stockholders or (ii) that the exploration of a potential transaction will not have an adverse impact on the Company’s business; and (27) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the Company’s ability to effectively manage the transfer of restaurants between and among franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes. Many of these risks have been or in the future may be heightened due to the business disruption and impact from the COVID-19 pandemic.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on factors such as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release, such as the cash paid for taxes related to the disposition of the New York market. The cash paid for taxes related to the disposition of the New York market is excluded from free cash flow because the cash we received on the sales of those restaurants is being recorded in cash flows from investing activities. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales. For fiscal 2021, same-restaurant sales compared the 52 weeks from January 4, 2021 through January 2, 2022 to the 52 weeks from January 6, 2020 through January 3, 2021.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Venezuela and Argentina due to the highly inflationary economies of those countries.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

Company-operated restaurant margin is defined as sales from Company-operated restaurants less cost of sales divided by sales from Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across approximately 7,000 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Kelsey Freed

Director - Investor Relations

(614) 764-3345; kelsey.freed@wendys.com

Media Contact:

Heidi Schauer

Vice President - Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Six Month Periods Ended July 3, 2022 and July 4, 2021

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2022	2021	2022	2021
Revenues:
Sales	$230,869	$193,525	$440,144	$382,582
Franchise royalty revenue	125,013	119,566	236,758	227,900
Franchise fees	18,423	17,095	35,654	31,591
Franchise rental income	58,610	60,868	116,481	119,744
Advertising funds revenue	104,868	102,283	197,389	191,723

	537,783	493,337	1,026,426	953,540

Costs and expenses:
Cost of sales	197,285	154,154	382,338	311,004
Franchise support and other costs	9,912	8,885	21,728	16,571
Franchise rental expense	32,076	34,068	61,012	66,634
Advertising funds expense	110,973	107,875	208,773	202,113
General and administrative	61,637	63,114	123,983	115,736
Depreciation and amortization	33,428	30,761	66,659	62,303
System optimization gains, net	(152)	(30,766)	(3,686)	(31,282)
Reorganization and realignment costs	156	2,102	620	7,036
Impairment of long-lived assets	1,860	630	2,476	1,265
Other operating income, net	(5,673)	(4,232)	(8,639)	(7,708)

	441,502	366,591	855,264	743,672

Operating profit	96,281	126,746	171,162	209,868
Interest expense, net	(32,125)	(28,204)	(58,490)	(56,990)
Loss on early extinguishment of debt	—	(17,917)	—	(17,917)
Investment (loss) income, net	(4)	3	2,107	6
Other income, net	1,238	158	1,445	284

Income before income taxes	65,390	80,786	116,224	135,251
Provision for income taxes	(17,239)	(15,062)	(30,671)	(28,161)

Net income	$48,151	$65,724	$85,553	$107,090

Net income per share:
Basic	$.23	$.30	$.40	$.48
Diluted	.22	.29	.39	.47

Number of shares used to calculate basic income per share	213,673	221,874	214,646	222,604

Number of shares used to calculate diluted income per share	215,242	225,400	216,704	226,063

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of July 3, 2022 and January 2, 2022

(In Thousands Except Par Value)

(Unaudited)

	July 3, 2022	January 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$700,813	$249,438
Restricted cash	33,997	27,535
Accounts and notes receivable, net	115,367	119,540
Inventories	6,456	5,934
Prepaid expenses and other current assets	35,548	30,584
Advertising funds restricted assets	151,741	159,818

Total current assets	1,043,922	592,849
Properties	890,423	906,867
Finance lease assets	238,878	244,279
Operating lease assets	783,645	812,620
Goodwill	774,703	775,278
Other intangible assets	1,262,762	1,280,791
Investments	50,195	49,870
Net investment in sales-type and direct financing leases	312,376	299,707
Other assets	158,677	139,130

Total assets	$5,515,581	$5,101,391

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,250	$24,250
Current portion of finance lease liabilities	17,034	15,513
Current portion of operating lease liabilities	47,482	47,315
Accounts payable	36,156	41,163
Accrued expenses and other current liabilities	112,144	140,783
Advertising funds restricted liabilities	156,757	157,901

Total current liabilities	398,823	426,925
Long-term debt	2,832,790	2,356,416
Long-term finance lease liabilities	567,082	559,587
Long-term operating lease liabilities	823,991	853,328
Deferred income taxes	274,511	267,710
Deferred franchise fees	89,246	88,102
Other liabilities	106,275	112,918

Total liabilities	5,092,718	4,664,986

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 212,781 and 215,849 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,926,739	2,898,633
Retained earnings	376,187	344,198
Common stock held in treasury, at cost; 257,643 and 254,575 shares, respectively	(2,872,568)	(2,805,268)
Accumulated other comprehensive loss	(54,537)	(48,200)

Total stockholders’ equity	422,863	436,405

Total liabilities and stockholders’ equity	$5,515,581	$5,101,391

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Six Month Periods Ended July 3, 2022 and July 4, 2021

(In Thousands)

(Unaudited)

	Six Months Ended
	2022	2021
Cash flows from operating activities:
Net income	$85,553	$107,090
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,659	62,303
Share-based compensation	12,470	11,033
Impairment of long-lived assets	2,476	1,265
Deferred income tax	7,306	(2,137)
Non-cash rental expense, net	16,684	20,075
Change in operating lease liabilities	(22,913)	(23,074)
Net receipt of deferred vendor incentives	5,039	3,332
System optimization gains, net	(3,686)	(31,282)
Distributions received from joint ventures, net of equity in earnings	1,108	2,354
Long-term debt-related activities, net	3,731	21,328
Cloud computing arrangements expenditures	(13,213)	(2,412)
Changes in operating assets and liabilities and other, net	(63,019)	(11,124)

Net cash provided by operating activities	98,195	158,751

Cash flows from investing activities:
Capital expenditures	(30,941)	(24,069)
Franchise development fund	(1,312)	—
Acquisitions	—	4,879
Dispositions	1,016	50,531
Notes receivable, net	2,445	611

Net cash (used in) provided by investing activities	(28,792)	31,952

Cash flows from financing activities:
Proceeds from long-term debt	500,000	1,100,000
Repayments of long-term debt	(12,125)	(941,220)
Repayments of finance lease liabilities	(9,495)	(5,777)
Deferred financing costs	(10,232)	(20,873)
Repurchases of common stock	(51,950)	(83,658)
Dividends	(53,546)	(42,279)
Proceeds from stock option exercises	1,959	25,933
Payments related to tax withholding for share-based compensation	(1,904)	(3,197)

Net cash provided by financing activities	362,707	28,929

Net cash provided by operations before effect of exchange rate changes on cash	432,110	219,632
Effect of exchange rate changes on cash	(2,428)	2,283

Net increase in cash, cash equivalents and restricted cash	429,682	221,915
Cash, cash equivalents and restricted cash at beginning of period	366,966	418,241

Cash, cash equivalents and restricted cash at end of period	$796,648	$640,156

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Six Month Periods Ended July 3, 2022 and July 4, 2021

(In Thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	2022	2021	2022	2021
Net income	$48,151	$65,724	$85,553	$107,090
Provision for income taxes	17,239	15,062	30,671	28,161

Income before income taxes	65,390	80,786	116,224	135,251
Other income, net	(1,238)	(158)	(1,445)	(284)
Investment expense (income), net	4	(3)	(2,107)	(6)
Loss on early extinguishment of debt	—	17,917	—	17,917
Interest expense, net	32,125	28,204	58,490	56,990

Operating profit	96,281	126,746	171,162	209,868
Plus (less):
Advertising funds revenue	(104,868)	(102,283)	(197,389)	(191,723)
Advertising funds expense (a)	106,243	103,885	200,007	194,589
Depreciation and amortization	33,428	30,761	66,659	62,303
System optimization gains, net	(152)	(30,766)	(3,686)	(31,282)
Reorganization and realignment costs	156	2,102	620	7,036
Impairment of long-lived assets	1,860	630	2,476	1,265

Adjusted EBITDA	$132,948	$131,075	$239,849	$252,056

Revenues	$537,783	$493,337	$1,026,426	$953,540
Less:
Advertising funds revenue	(104,868)	(102,283)	(197,389)	(191,723)

Adjusted revenues	$432,915	$391,054	$829,037	$761,817

(a)

Excludes advertising funds expense of $3,850 and $7,244 for the three and six months ended July 3, 2022, respectively, and $3,990 and $7,524 for the three and six months ended July 4, 2021, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising expense of $880 and $1,522 for the three and six months ended July 3, 2022, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Six Month Periods Ended July 3, 2022 and July 4, 2021

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2022	2021	2022	2021
Net income	$48,151	$65,724	$85,553	$107,090

Plus (less):
Advertising funds revenue	(104,868)	(102,283)	(197,389)	(191,723)
Advertising funds expense (a)	106,243	103,885	200,007	194,589
System optimization gains, net	(152)	(30,766)	(3,686)	(31,282)
Reorganization and realignment costs	156	2,102	620	7,036
Impairment of long-lived assets	1,860	630	2,476	1,265
Loss on early extinguishment of debt	—	17,917	—	17,917

Total adjustments	3,239	(8,515)	2,028	(2,198)
Income tax impact on adjustments (b)	(473)	3,429	149	1,520

Total adjustments, net of income taxes	2,766	(5,086)	2,177	(678)

Adjusted income	$50,917	$60,638	$87,730	$106,412

Diluted earnings per share	$.22	$.29	$.39	$.47
Total adjustments per share, net of income taxes	.02	(.02)	.01	—

Adjusted earnings per share	$.24	$.27	$.40	$.47

(a)

Excludes advertising funds expense of $3,850 and $7,244 for the three and six months ended July 3, 2022, respectively, and $3,990 and $7,524 for the three and six months ended July 4, 2021, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising expense of $880 and $1,522 for the three and six months ended July 3, 2022.

(b)

The provision for income taxes on “System optimization gains, net” was $39 and $8,742 for the three months ended July 3, 2022 and July 4, 2021, respectively, and $930 and $8,266 for the six months ended July 3, 2022 and July 4, 2021, respectively. In addition, the three months ended July 3, 2022 include a benefit from income taxes of $3 related to the advertising funds. There is no benefit from income taxes related to the advertising funds for the six months ended July 3, 2022. The benefit from income taxes on all other adjustments was calculated using an effective tax rate of 25.23% and 25.73% for the three months ended July 3, 2022 and July 4, 2021, respectively, and 25.22% and 25.73% for the six months ended July 3, 2022 and July 4, 2021, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Six Month Periods Ended July 3, 2022 and July 4, 2021

(In Thousands)

(Unaudited)

	Six Months Ended
	2022	2021
Net cash provided by operating activities	$98,195	$158,751
Plus (less):
Capital expenditures	(30,941)	(24,069)
Cash paid for taxes related to New York disposition	—	9,512
Advertising funds impact (a)	27,964	41,621

Free cash flow	$95,218	$185,815

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”